Exhibit 99.1
FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports First Quarter Results
●Comparable store sales declined 8.4%
●Net sales of $2.7 billion increased 41% versus the first quarter of 2019
●Delivered earnings per diluted share of $2.47 and non-GAAP earnings per diluted share of $2.85, reflecting pre-tax income as a percentage of net sales of 12.3%
●Exchanged $100 million aggregate principal amount of convertible senior notes and unwound the corresponding portion of the convertible bond hedge and warrants for a combination of cash and shares, ending the first quarter with cash and cash equivalents of approximately $2.3 billion
●Updates full year 2022 outlook to reflect the impact of evolving macroeconomic conditions

"We are pleased with our first quarter results as our team continued to move with agility and execute well in a highly dynamic environment. Over the past two years, we have demonstrated our ability to adeptly manage through the pandemic and other challenges - and we are confident in our continued ability to adapt quickly and execute through uncertain macroeconomic conditions. DICK'S has a unique and powerful position in the marketplace, and we remain confident in our strategies and our ability to deliver long-term sales and earnings growth."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, May 25, 2022 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the first quarter ended April 30, 2022.

First Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change
	April 30, 2022	May 1, 2021
Net sales	$2,700.2	$2,918.7	$(218.5)	(7.5)%
Comparable store sales (1)	(8.4)%	117.1%
Income before income taxes (% of net sales)	12.29%	16.10%	(381) bps
Non-GAAP income before income taxes (% of net sales) (2)	12.29%	16.35%	(406) bps
Net income	$260.6	$361.8	$(101.2)	(28.0)%
Non-GAAP net income (2)	$260.6	$367.2	$(106.6)	(29.0)%
Earnings per diluted share	$2.47	$3.41	$(0.94)	(27.6)%
Non-GAAP earnings per diluted share (2)	$2.85	$3.79	$(0.94)	(24.8)%

1.Beginning in fiscal 2022, the Company revised its method for determining its comparable store sales calculations to include relocated store locations. Prior year information is revised to reflect this change for comparability purposes. See additional details in Exhibit 99.2 of the Company's Form 8-K as filed with the SEC on March 8, 2022.
2.In the fiscal 2022 period, there were no non-GAAP adjustments to reported income before income taxes or net income. In the fiscal 2021 period, there were non-GAAP adjustments due to amortization of the debt discount associated with the convertible senior notes. See New Accounting Pronouncement later in this release for further details. For additional information, the GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Balance Sheet (dollars in millions)	As of April 30, 2022	As of May 1, 2021	$ Change (1)	% Change (1)
Cash and cash equivalents	$2,251.3	$1,858.7	$392.6	21.1%
Inventories, net	$2,824.8	$2,012.1	$812.8	40.4%
Total debt (2)	$1,947.7	$425.8	$1,521.9	357.4%

1.Column may not recalculate due to rounding.
2.Fiscal 2022 includes debt with a carrying value of $1,481.7 million from the Company's issuance of the Senior Notes during the fourth quarter of 2021. Fiscal 2022 and 2021 includes debt with a carrying value of $466.0 million and $425.8 million, respectively, from the Company's issuance of the Convertible Senior Notes during fiscal 2020. The Company had no outstanding borrowings under its revolving credit facility in 2022 and 2021.

Capital Allocation (dollars in millions)	13 Weeks Ended		$ Change (1)	% Change (1)
	April 30, 2022	May 1, 2021
Share repurchases (2)	$42.2	$76.8	$(34.6)	(45.0)%
Dividends (3)	$46.1	$33.3	$12.7	38.2%
Gross capital expenditures	$73.8	$71.1	$2.7	3.8%
Net capital expenditures (4)	$53.9	$57.2	$(3.3)	(5.8)%

1.Column may not recalculate due to rounding.
2.In the fiscal 2022 period, repurchased 0.4 million shares of common stock at an average price of $101.39 per share under the Company's share repurchase program, under which the Company has $1.8 billion remaining at April 30, 2022.
3.In the 2022 and 2021 periods, declared and paid quarterly dividends of $0.4875 per share and $0.3625 per share, respectively.
4.For additional information, the GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Quarterly Dividend
On May 24, 2022, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.4875 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on June 24, 2022 to stockholders of record at the close of business on June 10, 2022.

Full Year 2022 Outlook
The Company's Full Year Outlook for 2022 is presented below:

Metric	2022 Outlook
Earnings per diluted share
●$7.95 to 10.15
○Based on approximately 103 million diluted shares outstanding
○Includes a minimum of $300 million of share repurchases
●$9.15 to 11.70 on a non-GAAP basis, which excludes the impact of assumed share settlement of the Convertible Senior Notes
○Based on approximately 88 million diluted shares outstanding

Comparable store sales	●Negative 8% to negative 2%
Capital expenditures	●$400 to 425 million on a gross basis ●$340 to 365 million on a net basis

Conference Call Info
The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP income before income taxes, consolidated non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management believes that adjusting interest expense and share dilution related to the convertible senior notes and convertible bond hedge is useful to investors because it provides a more complete view of the economics of the transaction. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

New Accounting Pronouncement
The Company adopted a new accounting pronouncement in the first quarter of 2022, which impacted the accounting treatment for convertible debt with cash conversion features, such as the Convertible Senior Notes. The standard required that the Company eliminate the non-cash debt discount and related interest expense from its Convertible Senior Notes, which decreased their annualized interest rate from 11.6% to 3.9%. The new standard also required earnings per diluted share to assume share conversion of the entire amount of shares underlying the Convertible Senior Notes as of the beginning of the period presented using the if-converted method. The Company adopted the standard under the modified retrospective approach and therefore, will not revise prior periods. The Company does not expect the net effect of these changes will materially impact its full year 2022 GAAP earnings per diluted share and is reflected in its fiscal 2022 outlook.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2022 outlook for earnings, sales, and capital expenditures; share repurchases and dividends; and the expected impact of the new accounting pronouncement discussed in the preceding section.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the impact on our business, operations and financial results due to the duration and scope of COVID-19, including the impact due to disruptions in our or our vendors' supply chains and due to restrictions imposed by federal, state, and local governments in response to increases in the number of COVID-19 cases in areas in which we operate; challenging macroeconomic conditions, including inflationary pressures and supply chain constraints, due to COVID-19, the conflict in Ukraine, or otherwise and the effectiveness of measures to mitigate such impact; changes in consumer discretionary spending; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to vertical brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the amount devoted to strategic investments and the timing and success of those investments; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; weather-related disruptions and seasonality of the Company's business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, or tariffs; increasing labor costs; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors, and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; our ability to hire and retain quality teammates, including store managers and sales associates; the loss of key personnel; and developments with sports leagues, professional athletes or sports superstars.

For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2022. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming.

Driven by its belief that sports make people better, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Facebook, Twitter and Instagram.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	April 30, 2022	% of Sales	May 1, 2021	% of Sales(1)

Net sales	$2,700,205	100.00%	$2,918,719	100.00%
Cost of goods sold, including occupancy and distribution costs	1,715,491	63.53	1,830,092	62.70

GROSS PROFIT	984,714	36.47	1,088,627	37.30

Selling, general and administrative expenses	615,293	22.79	608,294	20.84
Pre-opening expenses	2,900	0.11	4,524	0.15

INCOME FROM OPERATIONS	366,521	13.57	475,809	16.30

Interest expense	25,642	0.95	13,381	0.46
Other expense (income)	9,022	0.33	(7,350)	(0.25)

INCOME BEFORE INCOME TAXES	331,857	12.29	469,778	16.10

Provision for income taxes	71,298	2.64	108,022	3.70

NET INCOME	$260,559	9.65%	$361,756	12.39%

EARNINGS PER COMMON SHARE:
Basic	$3.42		$4.27
Diluted	$2.47		$3.41

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$260,559		$361,756
Diluted	$268,768		$361,756

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	76,181		84,750
Diluted	108,629		106,010

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	April 30, 2022	May 1, 2021	January 29, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,251,338	$1,858,737	$2,643,205
Accounts receivable, net	76,253	67,145	68,263
Income taxes receivable	1,639	2,803	1,978
Inventories, net	2,824,832	2,012,054	2,297,609
Prepaid expenses and other current assets	102,603	100,586	95,601
Total current assets	5,256,665	4,041,325	5,106,656

Property and equipment, net	1,305,137	1,319,774	1,319,681
Operating lease assets	2,048,151	2,150,664	2,044,819
Intangible assets, net	86,160	89,119	86,767
Goodwill	245,857	245,857	245,857
Deferred income taxes	66,080	47,491	35,024
Other assets	211,750	172,350	202,872
TOTAL ASSETS	$9,219,800	$8,066,580	$9,041,676

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,491,931	$1,239,503	$1,281,322
Accrued expenses	462,085	499,071	620,143
Operating lease liabilities	476,343	468,318	480,318
Income taxes payable	80,023	141,868	13,464
Deferred revenue and other liabilities	292,457	238,751	317,433
Total current liabilities	2,802,839	2,587,511	2,712,680
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior notes	1,481,664	—	1,481,443
Convertible senior notes	466,026	425,799	449,287
Long-term operating lease liabilities	2,095,314	2,253,883	2,099,146
Other long-term liabilities	179,351	200,663	197,534
Total long-term liabilities	4,222,355	2,880,345	4,227,410
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	544	610	520
Class B common stock	236	237	236
Additional paid-in capital	1,368,211	1,448,892	1,488,834
Retained earnings	4,212,451	3,394,067	3,956,602
Accumulated other comprehensive (loss) income	(89)	15	(82)
Treasury stock, at cost	(3,386,747)	(2,245,097)	(3,344,524)
Total stockholders' equity	2,194,606	2,598,724	2,101,586
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,219,800	$8,066,580	$9,041,676

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	13 Weeks Ended
	April 30, 2022	May 1, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$260,559	$361,756
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	79,673	78,366
Amortization of deferred financing fees and debt discount	1,371	7,306
Deferred income taxes	(1,791)	3,984
Stock-based compensation	15,177	12,870
Other, net	264	—
Changes in assets and liabilities:
Accounts receivable	(17,435)	(12,439)
Inventories	(527,223)	(58,486)
Prepaid expenses and other assets	(6,138)	(9,603)
Accounts payable	237,076	38,057
Accrued expenses	(132,185)	(44,310)
Income taxes payable / receivable	66,898	104,464
Construction allowances provided by landlords	19,891	13,902
Deferred revenue and other liabilities	(35,047)	(21,240)
Operating lease assets and liabilities	(21,391)	(27,276)
Net cash (used in) provided by operating activities	(60,301)	447,351
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(73,783)	(71,097)
Proceeds from sale of other assets	14,261	—
Deposits and other investing activities	(10,780)	(2,338)
Net cash used in investing activities	(70,302)	(73,435)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of convertible senior notes	(100,000)	—
Payments on other long-term debt and finance lease obligations	(178)	(220)
Proceeds from exercise of stock options	12,665	12,333
Minimum tax withholding requirements	(33,287)	(18,601)
Cash paid for treasury stock	(67,909)	(76,841)
Cash dividends paid to stockholders	(46,081)	(33,334)
Decrease in bank overdraft	(26,467)	(56,647)
Net cash used in financing activities	(261,257)	(173,310)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(7)	64
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(391,867)	200,670
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,643,205	1,658,067
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,251,338	$1,858,737

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(in thousands, except per share amounts)

	13 Weeks Ended April 30, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Net income for earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$260,559	$8,209	$268,768	108,629	$2.47
% of Net Sales	9.65%	0.30%	9.95%
Convertible senior notes (1)	—	(8,209)	(8,209)	(17,080)
Non-GAAP Basis	$260,559	$—	$260,559	91,549	$2.85
% of Net Sales	9.65%	—%	9.65%

(1)Adjustment excludes the impact of assumed share settlement of the convertible notes as required by the if-converted method. Due to the Company’s intent to settle the convertible notes' principal in cash and the shares the Company expects to receive under its convertible bond hedge, which is designed to offset dilution, the Company does not expect the convertible notes will have a dilutive effect upon conversion. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	13 Weeks Ended May 1, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$475,809	$13,381	$469,778	$361,756	106,010	$3.41
% of Net Sales	16.30%	0.46%	16.10%	12.39%
Convertible senior notes (1)	—	(7,307)	7,307	5,407	(9,214)
Non-GAAP Basis	$475,809	$6,074	$477,085	$367,163	96,796	$3.79
% of Net Sales	16.30%	0.21%	16.35%	12.58%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that will be offset at settlement by shares delivered from the convertible bond hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	52 Weeks Ended January 29, 2022

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$2,034,503	$57,839	$1,994,438	$1,519,871	109,578	$13.87
% of Net Sales	16.55%	0.47%	16.22%	12.36%
Convertible senior notes (1)	—	(30,794)	30,794	22,788	(11,332)
Non-GAAP Basis	$2,034,503	$27,045	$2,025,232	$1,542,659	98,246	$15.70
% of Net Sales	16.55%	0.22%	16.47%	12.55%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible bond hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	April 30, 2022	May 1, 2021
Gross capital expenditures	$(73,783)	$(71,097)
Construction allowances provided by landlords	19,891	13,902
Net capital expenditures	$(53,892)	$(57,195)

Reconciliation of Non-GAAP Consolidated Net Income and Earnings Per Diluted Share Guidance
(in millions, except per share amounts)

	52 Weeks Ended January 28, 2023
	Low End					High End
	Net income	After tax interest from Convertible Senior Notes (2)	Net income for earnings per diluted share	Weighted average diluted shares	Earnings per diluted share	Net income	After tax interest from Convertible Senior Notes (2)	Net income for earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$804	$18	$822	103	$7.95	$1,029	$18	$1,047	103	$10.15
Convertible senior notes (1)	—	(18)	(18)	(15)		—	(18)	(18)	(15)
Non-GAAP Basis	$804	$—	$804	88	$9.15	$1,029	$—	$1,029	88	$11.70

(1)Adjustment excludes the impact of assumed share settlement of the convertible notes as required by the if-converted method. Due to the Company’s intent to settle the convertible notes' principal in cash and the shares the Company expects to receive under its convertible bond hedge, which is designed to offset dilution, the Company does not expect the convertible notes will have a dilutive effect upon conversion. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.